Amended and Restated
                        Articles of Incorporation
                                   of
                         G/O International, Inc.

Pursuant to Section 7-110-107 of the Colorado Business Corporation Act, the undersigned Corporation hereby adopts the following Amended and Restated Articles of Incorporation.

1. The name of the Corporation is G/O International, Inc.

2. The following Amended and Restated Articles of Incorporation contain an amendment that was adopted by the Corporation's board of directors without a shareholders meeting by resolution dated July 31, 2006, pursuant to the Corporation's Articles of Incorporation. These Amended and Restated Articles of Incorporation supersede the original articles of incorporation and each and every amended and restated articles of incorporation filed previous to the date hereof. The Board of Directors has adopted this restatement of the Articles of Incorporation of the Corporation, as amended, without action of the shareholders, which was not required

3. The text of the Articles of Incorporation shall be amended and restated to read in its entirety, as follows:

                               ARTICLE I
                                  NAME

The name of this Corporation is G/O Business Solutions, Inc.

                              ARTICLE II
                           PERIOD OF DURATION

The period of duration of the Corporation is perpetual.

                              ARTICLE III
                          PURPOSES AND POWERS

1. Purposes- Except as restricted by these Articles of Incorporation, the Corporation is organized for the purpose of transacting all lawful business for which corporations may be incorporated pursuant to the Colorado Corporations and Associations Act.

2. General Powers- Except as restricted by these Articles of Incorporation, the Corporation shall have and may exercise all powers and rights which a corporation may exercise legally pursuant to the Colorado Corporations and Associations Act.

3. Issuance of Shares- The Board of Directors of the Corporation may divide and issue any class of stock of the Corporation in series pursuant to a resolution properly filed with the Secretary of State of the State of Colorado.

                               ARTICLE IV
                              CAPITAL STOCK

The aggregate number of shares which the Corporation shall have authority to issue is 55,000,000 shares, divided into two classes, 50,000,000 shares of common stock of a par value of one cent ($0.01) per share and 5,000,000 shares of preferred stock of a par value of one cent ($0.01) per share, with the preferred stock having such rights and preferences as the Board of Directors shall determine. Fully paid stock of this Corporation shall not be liable to any further call or assessment. Common shares of the Corporation shall carry with them no preemptive right to acquire other or additional shares of the Corporation; and there shall be no cumulative voting of shares.

                                ARTICLE V
                 TRANSACTIONS WITH INTERESTED DIRECTORS

No contract or other transaction between the Corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of its directors are directors or officers or are financially interested shall be either void or voidable solely because of such relationship or interest, or solely because such directors are present at the meeting of the Board of Directors, or a committee thereof which authorizes, approves or ratifies such contract or transaction or solely because their votes are counted for such purpose if:

     (a) The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or

     (b) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

     (c) The contract or transaction is fair and reasonable to the Corporation.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

                               ARTICLE VI
                            INDEMNIFICATION

The Corporation may indemnify any director, officer, employee, fiduciary or agent of the Corporation to the full extent permitted by the Colorado Corporations and Associations Act as in effect at the time of the conduct by such person.

                               ARTICLE VII
                                AMENDMENTS

The Corporation reserves the right to amend its Articles of Incorporation from time to time in accordance with the Colorado Corporations and Associations Act and these Articles of Incorporation.

                                ARTICLE VIII
                  REGISTERED OFFICE AND REGISTERED AGENT

The address of the registered office of the Corporation is 1560 Broadway, Denver, Colorado 80202, and the name of the registered agent at such address is Prentice-Hall Corp System Inc. Either the registered office or the registered agent may be changed in the manner permitted by law.

                               ARTICLE IX
                           BOARD OF DIRECTORS

The number of directors of the Corporation shall be fixed by the Bylaws of the Corporation, with the provision that there need be only as many directors as there are shareholders in the event that the outstanding shares are held of record by fewer than three shareholders. The names and addresses of the persons who presently serves as directors until the next annual meeting of shareholders and/or until their successors are elected and shall qualify are as follows:

Name                     Address

Brian Rodriguez         18205 Burkhardt
                        Tomball, Texas 77377

George Jarkesy          18205 Burkhardt
                        Tomball, Texas 77377


                                ARTICLE X
                       LIMITATION OF LIABILITY OF
                DIRECTORS TO CORPORATION AND SHAREHOLDERS

No director shall be liable to the Corporation or any shareholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director (a) shall be liable under Colorado Corporation and Association Section 7-108-402 or any amendment thereto or successor provision thereto; (b) shall have breached the director's duty of loyalty to the Corporation or its shareholders; (c) shall have not acted in good faith or, in failing to act, shall not have acted in good faith; or (d) shall have acted or failed to act in a manner involving intentional misconduct or a knowing violation of law; or (e) shall have derived an improper personal benefit. Neither the amendment nor repeal of this Article, nor the adoption of any provision in the Articles of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring prior to such amendment, repeal or adoption of an inconsistent provision. This Article shall apply to the full extent now permitted by Colorado law or as may be permitted in the future by changes or enactments in Colorado law, including without limitation Colorado Corporation and Association Section 7-109-102 and/or Colorado Corporation and Association
Section 7-109-103.

                             ARTICLE XI
                 STOCKHOLDER ACTION WITHOUT MEETING

Any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice, if one or more consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were entitled to be present and to vote.

                            ARTICLE XII
        RE-CAPITALIZATIONS AFFECTING OUTSTANDING SECURITIES

The Board of Directors, without the consent of shareholders, may adopt any re-capitalization affecting the outstanding securities of the Corporation by effecting a forward or reverse split of all of the outstanding securities of the Corporation, with appropriate adjustments to the Corporation's capital accounts, provided that the re-capitalization does not require any change in the Articles of Incorporation of the Corporation.

                             ARTICLE XIII
    AUTHORITY OF THE BOARD OF DIRECTORS TO CHANGE CORPORATE NAME

The Board of Directors shall have the right to change the name of the Corporation without shareholder approval to a name that reflects the industry or business in which the Corporation's business operations are conducted or to a name that will promote or conform to any principal product, technology or other asset of the Corporation that the Board of Directors, in its sole discretion, deems appropriate.

IN WITNESS WHEREOF, G/O International, Inc. has caused these Amended and Restated Articles of Incorporation to be duly executed as of the 31st day of July 2006.


By  /s/ Brian Rodriguez
    -------------------------
    Brian Rodriguez, President